UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2004

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant’s telephone number, including area code (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

On February 20, 2004, 2003, we issued a press release entitled “Oceaneering Acquires Drill Support ROV Related Business Operations from Stolt Offshore S.A.”

The text of the press release is as follows:

Oceaneering Acquires Drill Support ROV Related Business

Operations from Stolt Offshore S.A.

February 20, 2004 – Houston, Texas – Oceaneering International, Inc. (NYSE:OII) announced that it has acquired from Stolt Offshore S.A. (NASDAQ:SOSA, Oslo Stock Exchange:STO) its drill support remotely operated vehicle (ROV) business. This included 34 work class ROVs, 10 observation class ROVs, ancillary equipment, and related contracts and employees. The purchase price of $48.4 million excluded financial working capital.

During 2004 Oceaneering expects this acquisition to be accretive to net income in the range of $1.5 to $2.3 million. The newly-acquired operations should generate approximately $30 to $32 million in revenue and $5 to $6 million of operating income, after approximately $4 million of depreciation and amortization expense. In 2005, Oceaneering projects the incremental net income accretion to be $2.5 to $3.0 million.

John Huff, Chairman and Chief Executive Officer, stated, “We are pleased to have closed this transaction in a timely manner. The acquisition of these ROVs from Stolt Offshore, along with their qualified work force and the contracts in place, represents a significant expansion of our existing operations overall, particularly in international markets. The vehicles acquired from Stolt Offshore currently are strategically positioned in West Africa, Brazil, and Norway, and both the people and the equipment are highly regarded in the industry.

“As a result of this acquisition, we are increasing our estimate of Oceaneering’s 2004 EPS to a range of $1.60 to $1.70 from the $1.55 to $1.60 range we recently discussed as part of our year-end 2003 earnings press release. Consequently, we now believe that it will be possible to achieve record EPS in 2004.”

Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward looking. The forward-looking statements in this press release include the statements concerning Oceaneering’s 2004 and 2005 projected financial statement impacts attributable to the Stolt operations acquired, the estimated range of Oceaneering’s 2004 EPS, and the possibility of achieving record EPS in 2004. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on current information and expectations of Oceaneering that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are: industry conditions; prices of crude oil and natural gas; Oceaneering’s ability to obtain and the timing of new projects; and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. These and other risks are more fully described in Oceaneering’s periodic filings with the Securities and Exchange Commission.

Oceaneering is an advanced applied technology company that provides engineered services and hardware to Customers who operate in marine, space, and other harsh environments. The Company’s services and products are marketed worldwide to oil and gas companies, government agencies, and firms in the telecommunications, aerospace, and marine engineering and construction industries.

For further information, please contact Jack Jurkoshek, Manager Investor Relations, Oceaneering International, Inc., 11911 FM 529, Houston, Texas 77041; Telephone 713-329-4670; Fax 713-329-4653; www.oceaneering.com; E-Mail investorrelations@oceaneering.com.

PR 872

[LOGO OF OCEANEERING INTERNATIONAL, INC.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ MARVIN J. MIGURA	Date: February 20, 2004

Marvin J. Migura Senior Vice President and Chief Financial Officer (Principal Financial Officer)